UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 29, 2005

Coherent, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-05255	94-1622541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5100 Patrick Henry Drive

Santa Clara, CA 95054

(Address of principal executive offices, including zip code)

(408) 764-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On November 29, 2005, the registrant adopted the 2006 Officer’s Variable Compensation Plan (the “Plan”).  The Plan is designed to deliver incentives that are competitive with those received by executives at comparable companies in the marketplace. Its primary objectives are to encourage a high level of performance against business objectives on the part of participants.  The Plan provides for quarterly bonus payments to qualifying officers of the registrant based in part upon (i) the officer’s salary for the quarter, (ii) the officer’s bonus rate, and (iii) the registrant’s revenues and profits for the quarter.  If certain minimum revenue and profit goals are not obtained in any given quarter, then no quarterly bonus payments will be made under the Plan with respect to that quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC. a Delaware corporation

By:	/s/ Helene Simonet
Helene Simonet
Executive Vice President and Chief Financial Officer

Date:  December 5, 2005